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                                                                     Exhibit 4.1

                            LINE OF CREDIT AGREEMENT

FRAGRANCENET.COM, INC. of 909 MOTOR PARKWAY, HAUPPAUGE, NY 11788 (jointly and severally if more than one, the "Borrower") and Fleet National Bank, a national banking association created and existing under the laws of the United States of America with a principal office located at 111 Westminster Street, Providence, RI 02983 (the "Bank"), for valuable consideration, the receipt of which is hereby acknowledged, agree as follows:

I.       DEFINITIONS.

1.       Each reference herein to:

a. "Accounts", "Chattel Paper", "Electronic Chattel Paper", "Consumer Goods", "Documents", "Equipment", "Farm Products", "Fixtures", "General Intangibles", "Payment Intangibles", "Goods", "Instruments", "Inventory", "Money", "Promissory Note", "Software", "Investment Property", "Securities", "Deposit Accounts", and "Letter-Of-Credit Rights" shall have the meaning assigned to each in the Uniform Commercial Code from time to time in effect in the State (the "UCC");

b. "Affiliates of Borrower" means any person or entity that, directly or indirectly, controls, is controlled by or is under common control with the Borrower or is an inside director or officer of the Borrower. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to vote five percent (5%) or more of (i) the voting stock of a corporation, (ii) the partnership interests of a partnership, or (iii) the membership interests of a limited liability company, or to direct or cause the direction of the management and policies of any such entity, whether through the ownership of voting stock, partnership interests, membership interests, by contract or otherwise;

c. "Books and Records" shall mean all books, correspondence, credit files, records and other documents relating directly or indirectly to the Obligations and the Collateral, including, without limitation, all tapes, cards, runs, data bases, software programs, diskettes, and other papers and documents in the possession or control of the Borrower, any computer service bureau, or other agent or independent contractor;

d. "Loan Documents" shall mean this Agreement, the Note, any Bank issued Commitment Letter and any amendments thereto, and any and all mortgages, pledge agreements, security agreements, financing statements, guaranties and other documents related to this Agreement and/or the Loan;

e. "Material Adverse Change" shall mean with respect to the Borrower and any guarantors and any of their respective properties or revenues, an event, action or condition that would or is reasonably likely to (i) adversely affect the validity or enforceability of, or the authority of the Borrower and/or any guarantor to perform their respective obligations under, the Loan Documents, or (ii) materially







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         adversely affect the business, operations, assets or condition
         (financial or otherwise) of the Borrower and/or any guarantor or the ability of the Borrower and/or any guarantor to perform their respective obligations under any of the Loan Documents, or (iii) materially adversely affect the value of any Collateral;

f. "Rate" The term "Prime Rate" means the variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

g.       "State" shall mean the State of New York.

II.      LOAN.

1. Credit Limit. This Agreement evidences a line of credit for the Borrower's short-term borrowing needs (the "Loan") with a credit limit (the "Credit Limit") not to exceed the maximum principal sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). Such Credit Limit is further modified by the provisions of Paragraph 10 of this
         Part II. Within such Credit Limit, until demand by the Bank and/or termination of the Bank's commitment upon the occurrence of an Event of Default, the Borrower may borrow, repay, and re-borrow hereunder.

2. Advances. The Bank agrees to make advances to the Borrower until demand by the Bank and/or termination of the Bank's commitment upon the occurrence of an Event of Default, provided that the aggregate principal amount of the Loan does not exceed the Credit Limit. The outstanding principal balance of all advances shall bear interest at the sum of the Prime Rate plus ONE HALF percent (0.50%) per annum.

3. Excess Advances. If for any reason the aggregate outstanding principal balance of the Loan should at any time exceed the Credit Limit, the Borrower shall, without demand, immediately pay to the Bank a sum sufficient to reduce the outstanding principal balance of the Loan to the Credit Limit, together with accrued interest on the portion of the principal repaid.

4. Minimum Amount of Advance. Each advance under this Agreement shall be in the minimum amount of One Thousand Dollars ($1,000.00) or the unadvanced balance of the Credit Limit, whichever is less.

5. Telephone Access. The Borrower shall access the Loan by a telephonic request. The Borrower accepts all risks inherent in such request. The Borrower absolves the Bank from all damages, loss and liabilities of whatsoever nature which may result from an unauthorized telephonic request, a defective transmission, or a telephonic request which is misunderstood by the Bank employee. Neither the Bank; nor any of its directors, officers or employees shall be under any duty to pass upon the validity, accuracy, authorization, effectiveness, or genuineness of any telephonic request, and the Bank and its directors, officers and employees shall be entitled to assume that any such telephonic







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         instructions are valid, effective, accurate, genuine and authorized.
         The Borrower consents to the Bank's taping and recording of all telephonic conversations relating to this Agreement and the Loan. All advances shall be disbursed by the Bank by deposit of the Loan proceeds to the Borrower's deposit account with the Bank.

6. DEMAND LOAN. ON DEMAND BY THE BANK, THE ENTIRE OUTSTANDING PRINCIPAL BALANCE OF THE LOAN AND ALL ACCRUED INTEREST SHALL IMMEDIATELY BECOME DUE AND PAYABLE

7. Note; Interest Calculation. The Loan shall be evidenced by the Borrower's note of even date with this Agreement (which note and all amendments thereto and any additional or supplementary notes executed pursuant to this Agreement are herein referred to collectively as the "Note"). After demand, all principal and other amounts outstanding and payable under the Note shall bear interest at the rate of sixteen percent (16%) per annum until paid in full. Interest shall be calculated on the basis of a 360-day year using the actual number of days elapsed.

8. Late Fee. if the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due (whether as a result of acceleration, maturity or otherwise) the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment; provided that such late fee shall be reduced to two percent (2%) of any required principal and interest payment that is not paid within fifteen (15) days of the date it is due if the Note is secured by a mortgage on an owner-occupied residence.

9. Prepayment. The Borrower shall have the right at any time and from time to time to prepay the Loan in whole or in part, without premium or penalty, but with accrued interest to the day of such prepayment on the amount prepaid.

10. Annual Clean Up. As long as this Agreement remains in effect, the Borrower shall at least once each twelve (12) month period pay such amount of outstanding advances and accrued interest thereon as may be necessary to maintain for a period of at least thirty (30) consecutive days thereafter a Loan balance less than or equal to twenty five percent (25%) of the Credit Limit. The Borrower's compliance with this provision shall not cause a termination of any security agreements, mortgages or other agreements which may secure the Loan.

11. Commitment Fee. A non-refundable commitment fee of $750.00 will be due and payable at closing, and a commitment fee will be charged to the Borrower on the annual renewal date ( if any) of the loan.

III.     REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants that:

1. Organization and Powers. (a) If a corporate, partnership, limited liability company or trust Borrower, it is duly organized, validly existing and in good standing, (b) it has the power and authority to own its properties and to carry on its business as now being conducted and, if a corporate, partnership, limited liability company or trust Borrower, is







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         qualified to do business in every jurisdiction where such
         qualification is necessary, (c) it has the power to execute, deliver and perform the Loan Documents, (d) the execution, delivery and performance of the Loan Documents have been duly authorized by all requisite action, (e) the execution, delivery and performance of the Loan Documents will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws of a corporate Borrower, the partnership agreement of a partnership Borrower, the Articles of Incorporation or Operating Agreement of a limited liability company Borrower, or the trust agreement of a trust Borrower, or any indenture, agreement or other instrument to which it is a party, or by which it is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower (other than in favor of the Bank) or the acceleration of any of its outstanding indebtedness.

2. Financial Statements. The Borrower has heretofore furnished to the Bank accurate and complete financial data and other information based on its operations in previous years, and said financial data fairly presents the financial position and the results of operations for the periods indicated therein. There has been no Material Adverse Change since the date of the most recent financial statement.

3. Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or threatened against or affecting the Borrower.

4. No Conflict. The Borrower is not a party to any agreement or instrument or subject to any restriction materially or adversely affecting its business, properties or assets, operations or condition, financial or otherwise. The Borrower has no knowledge that it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

5. Use of Proceeds. THE LOAN IS A BUSINESS PURPOSE LOAN AND THE PROCEEDS WILL BE USED, IN WHOLE OR IN PART, FOR COMMERCIAL OR BUSINESS PURPOSES AND NOT FOR PERSONAL, FAMILY, HOUSEHOLD OR OTHER CONSUMER PURPOSES. No part of the proceeds of the Loan will be used to purchase or carry, directly or indirectly, any margin stock or margin security (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock or margin security. If requested by the Bank, the Borrower will furnish in connection with this Agreement a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

IV.      CONDITIONS OF LENDING.

Until such time as the Bank's commitment is terminated in accordance with this Agreement the Bank shall be obligated to make advances under this Agreement only if on the date such advance is requested:







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         a.       The representations and warranties in Part III hereof are true and correct;

         b.       No Event of Default exists; and

         c.       The Bank shall have received: (a) certificate of authority,
                  (b) the original Loan Documents, and (c) such additional supporting documents as the Bank may reasonably request.

V.       COVENANTS.

The Borrower covenants sand agrees that it will:

1. a. Legal Existence; Insurance; Etc. Keep in full force and effect its legal existence (if a corporation, partnership, limited liability company or trust), rights, licenses, permits and franchises and operate its business as conducted prior to the date hereof; maintain all property used in the conduct of its business and keep the same in good repair, working order and condition; and maintain adequate insurance on its properties against fire, theft, and extended coverage risks and against public liability and property damage and products liability and such other risks as may be required by law or as may be reasonably required by the Bank, in such form, for such periods, and written by such companies as may be satisfactory to the Bank, such insurance in the case of a secured loan to name the Bank as additional insured and/or mortgagee/loss payee. All policies of insurance shall provide for at least twenty (20) days' written notice to the Bank prior to cancellation or change in the coverage, scope or amount of any such policies or policies. Borrower shall furnish the Bank with certificates of compliance with the foregoing insurance provision.

         b. Compliance with Laws. Comply with all present and future applicable laws, ordinances, rules, regulations, directives and other requirements of all governmental instrumentalities, including without limitation those relating to Hazardous Substances, within such time periods as required thereby, with time being of the essence.

2. Operation of Business. Maintain and operate its business in a proper and efficient manner.

3. Payment of Taxes. Pay and discharge all taxes, assessments, and governmental charges imposed upon Borrower, its income or its property before the same shall be in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien upon any such properties.

4.       Financial Statements. Furnish to the Bank:

         a. promptly, from time to time as requested by the Bank, and in all events within one hundred twenty (120) days after the close of each applicable party's tax year, (i) with respect to the Borrower and all corporate, partnership or trust guarantors, financial statements (audited if requested), balance sheets, profit and loss statements, together with supporting schedules, signed and in such form as may be acceptable to the Bank; (ii) with respect to all individual guarantors, signed personal financial statements; and
              (iii) with respect to all entities and individuals







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              referred to in (i) and (ii), current Federal income tax returns
              (with all schedules and exhibits), or in the case of a partnership, Form 1065 (with all schedules and exhibits). In any event, all the documents referred to in this subparagraph (a), regardless of when last submitted, must be submitted to the Bank, as often as the Bank shall deem necessary, if there occurs a Material Adverse Change.

         b. promptly, from time to time, such other information regarding the operations, assets, business, affairs and financial condition of the Borrower and all guarantors, as the Bank may reasonably request; and

         c. with respect to all personal financial statements submitted by individual guarantors, such statements shall be on forms prescribed by the Bank.

5. Inspection. Permit agents or representatives of the Bank, at reasonable hours and upon reasonable notice, to inspect the Books and Records of the Borrower and to make abstracts or reproductions thereof, all at the Borrower's expense.

6.       Adverse Changes. Promptly advise the Bank of any Material Adverse
         Change.

7. Accounting System. Maintain a standard system of accounting in accordance with generally accepted accounting principles.

8.       Depository. Maintain the Bank as the Borrower's principal depository.

9. Indebtedness. Not incur or permit to exist any indebtedness or liability except indebtedness to the Bank or any Bank affiliate, indebtedness with respect to warranty, trade obligations and other liabilities incurred in the ordinary course of business, and any indebtedness or liability permitted in writing by the Bank.

10. Liens. Not create, assume or suffer to exist any mortgage, security interest, or lien on any of its assets, now or hereafter owned, other than liens securing indebtedness to the Bank or any Bank affiliate, liens securing the payment of taxes not yet due, liens imposed by law (other than for borrowed money), liens incurred by the Borrower in good faith in the ordinary course of business, and other liens permitted in writing by the Bank.

11. Guaranties; Etc. Not guarantee, endorse or otherwise become or be responsible for obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through purchase of Goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging any indebtedness or obligation of such other person or entity, or otherwise, except endorsements of negotiable instruments for collection in the ordinary course of business.

12. Investments. Not purchase, invest in or otherwise acquire or hold Securities including, without limitation, capital stock (including closely held stock) and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other person or entity (including, without







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         limitation, all Affiliates of the Borrower), except investments in short-term obligations of the United States and certificates of deposit issued by the Bank or any Bank Affiliate.

13. Sales of Accounts and Instruments. Not sell, assign, discount or dispose of any Accounts or Instruments held by the Borrower, with or without recourse, except for collection (including endorsements) in the ordinary course of business.

14. Sales and Transfers. Not sell, assign, lease, transfer, sell and leaseback, or otherwise dispose of all or any material amount of its assets not in the ordinary course of business to any person or entity or turn over the management of, or enter into a management contract with respect to, such assets.

15. Valuation. Not write up (by creating an appraisal surplus or otherwise) the value of any capital assets above their cost less the depreciation regularly allowable thereon.

16. Fundamental Changes. Not dissolve, liquidate, consolidate with or merge with any corporation, limited liability company or other entity or agree to do any of the foregoing.

17. Distributions. If a corporate Borrower, not declare or pay any dividends, or make any distribution to holders of shares of its capital stock (and on account of such capital stock) of cash, capital stock or other property, or directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock of any class; and if a partnership or limited liability company Borrower, not permit the return or withdrawal of any capital contributions; provided, however, that if the Borrower is an "S" Corporation under the Internal Revenue Code, the Borrower may make annually such cash distributions to its shareholders as shall equal the sum of federal income taxes which are allocable to such shareholders' income received or deemed to have been received on account of such shareholders' capital stock in the Borrower.

18. Notice of Default. Upon becoming aware of any Event of Default, or of any occurrence which but for the giving of notice or the passage of time would become an Event of Default, the Borrower shall promptly deliver written notice thereof to the Bank.

VI. SECURITY AGREEMENT AND OTHER SECURITY DOCUMENTS. In addition to any Collateral which may be provided for in Part VI of this Agreement, the Loan is secured by one or more of the following additional documents:
         Pledge Agreement(s).

1. Security Interest; Collateral; Obligations. The Borrower hereby grants to the Bank, as security for any and all obligations whatsoever of the Borrower to the Bank, whether direct, indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever evidenced or acquired, including without limitation all indebtedness and liabilities evidenced by the Loan, this Agreement, the other Loan Documents, or arising under any foreign exchange contracts, interest rate swap, cap, floor or hedging agreements, or other similar agreements or arrangements, letter of credit reimbursement agreements, and checking account overdrafts and any other amounts due to the Bank under any existing or future agreements relating to cash management services, excluding, however, indebtedness incurred primarily for personal, family or household purposes (collectively. the "Obligations"), a first lien on, and a security







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               interest in and agrees and acknowledges that the Bank has and will continue to have a first lien on and a perfected security interest in all of the Collateral described below, both presently owned and after acquired, together with all proceeds and products thereof, additions and accessions thereto, and all replacements and substitutions therefor (collectively, the "Collateral"), excluding, however, all such Collateral which constitutes Consumer Goods in the hands of the Borrower: an assignment of a Fleet Money Market Account #[DELETED], in the name of FragranceNet.Com, Inc.

2.       Borrower hereby warrants, covenants and agrees that:

         a. Title; Adverse Liens. Except for prior security interests disclosed on Exhibit A-2 (if any) and except for the security interest granted hereby, the Borrower is the owner of presently owned Collateral and will be the owner of Collateral hereafter acquired free from any adverse lien, and Borrower will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

         b. Financing Statements. Except for financing statements evidencing the security interests which may be listed on Exhibit A-2 (if any), no financing statements covering any Collateral are on file in any public office. At the request of the Bank, the Borrower will execute one or more (i) financing statements pursuant to the UCC; (ii) title certificate lien application forms; and (iii) other documents necessary or advisable to perfect the security interests evidenced hereby, all in form satisfactory to the Bank. Where allowed by law, the Borrower hereby irrevocably authorizes the Bank to file financing statements and amendments without the signature of the Borrower. The Borrower will pay the act of filing the aforesaid documents or filing or recording this Agreement in all public offices wherever filing or recording is deemed by the Bank to be necessary or desirable.

         c. Adverse Liens. The Borrower will keep the Collateral free from any future adverse liens.

         d. Taxes. The Borrower will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement and any of the other Loan Documents.

         e. Insurance. With respect to all required insurance policies and coverage, the Bank may act either in its name or as attorney for the Borrower (for that purpose by these presents duly authorized and appointed with full power of substitution and revocation) in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts in payment of any loss.

         f. Preservation of Collateral. The Bank may, at its election, discharge taxes and liens levied or placed on the Collateral, pay for insurance on the Collateral and pay for the maintenance and preservation of the Collateral. The Borrower agrees to reimburse Bank on demand for any payment made, or any expense incurred by the Bank pursuant to the foregoing authorization, and in any event all such






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              payments and expenses shall constitute an Obligation hereunder.
              If the Borrower fails to insure Collateral as required by this Agreement or any of the Loan Documents, the Borrower shall pay to the Bank on the date of such failure a nonrefundable fee for each such failure equal to the sum of (i) $100 plus (ii) the amount of the insurance premium cost incurred by the Bank. Notwithstanding the foregoing, neither the charging or payment of such fee nor this provision shall in any way be deemed to waive or imply or constitute a basis for waiver of any default occasioned by Borrower's failure to comply with the insurance requirements of this Agreement or any of the Loan Documents.

         g. Possession and Use. Other than with respect to Collateral in which the Bank's security interest is perfected by the Bank's possession thereof, such as instruments, documents, cash, bank accounts, etc., which so long as any of the Obligations remain outstanding and unpaid shall remain in the possession of the Bank, until an Event of Default, the Borrower may have possession of the Collateral, provided that the Borrower will not use the Collateral in any unlawful manner or in a manner inconsistent with this Agreement, the Loan Documents, or any policy of insurance thereon.

         h. Power of Attorney. The Borrower irrevocably designates and appoints the Bank its true and lawful attorney with full power of substitution and revocation to execute, deliver, and record in the name of the Borrower all financing statements, amendments, continuation statements, title certificate lien applications and other documents deemed by the Bank to be necessary or advisable to perfect or to continue the perfection of the security interests granted hereunder.

         i. Reproduction as Financing Statement. A carbon, photographic, or other reproduction of a security agreement or a financing statement is sufficient as a financing statement.

         j. Remedies. If an Event of Default occurs, the Bank shall have the rights and remedies provided in this Agreement, including without limitation in Part VII hereof. In addition, the Bank may exercise and shall have any and all rights and remedies accorded it by the UCC. The Bank may require the Borrower to assemble the Collateral and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties. The requirement of reasonable notice shall be met, if notice is mailed, postage prepaid, to the Borrower or other person entitled thereto at least ten (10) days (including non-business days) before the time of sale or disposition of the Collateral. The Bank at its option may have a receiver appointed to take possession of the Collateral, to use and operate the Collateral, to collect the profits and proceeds therefrom, and to apply the same as the court may direct. The Borrower agrees that the Bank's legal remedies are inadequate and that the Bank shall be entitled to obtain equitable relief upon the occurrence of an Event of Default. The Borrower shall pay to the Bank on demand all expenses, including reasonable legal expenses and attorney's fees (which may include costs allocated by the Bank's internal legal department), incurred or paid by the Bank in protecting or






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               enforcing any rights of the Bank hereunder) including its right to take possession of the Collateral, storing and disposing of the same or in collecting the proceeds thereof.

         k. Notification of Account Debtors. The Bank shall have the right to demand from the Borrower a list of all Accounts and to notify any and all account debtors to make payment thereof directly to the Bank. The Borrower irrevocably designates and appoints the Bank its true and lawful attorney with full power of substitution and revocation in its own name or in the name of the Borrower to demand, collect, receive, receipt for, and sue for all amounts due and to become due on the Accounts and to endorse the name of the Borrower on all commercial paper given in payment or part-payment thereof and in its discretion to file any claim or take any other action which the Bank may deem necessary or appropriate to protect and preserve and realize upon the security interest of the Bank in the Accounts or the proceeds thereof. The Bank shall also have the right to (i) open all mail addressed to the Borrower; (ii) change the Post Office box or mailing address of Borrower; and (iii) use the Borrower's stationery and billing forms or facsimiles thereof, for the purpose of collecting Accounts and realizing upon the Collateral.

         l. Inspection and Appraisal. The Bank and its agents and representatives (including without limitation appraisers, engineers, and other professionals) shall, upon reasonable advance notice, have access to the Borrower's premises for the purpose of inspecting and appraising the Collateral and/or performing environmental site assessments. AU fees and expenses incurred by the Bank in connection with such inspections, appraisals and site assessments shall be payable by the Borrower to the Bank upon demand, and until paid in full, shall be secured by the Bank's security interests.

VII.     EVENTS OF DEFAULT.

         THE ITEMIZATION OF THE FOLLOWING EVENTS OF DEFAULT DOES NOT CHANGE THE DEMAND NATURE OF THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT AND THE NOTE. THE BANK MAY DEMAND THAT THE LOAN BE IMMEDIATELY REPAID IN FULL AT ANY TIME WHETHER OR NOT AN EVENT OF DEFAULT HAD OCCURRED.

1. Listing of Events of Default. The occurrence of any of the following events or conditions with respect to the Borrower shall, individually and collectively, be an "Event of Default" hereunder:

         a. any representation or warranty made herein or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the Loan shall prove to be false or misleading in any material respect;

         b. failure to pay the principal of, or interest on, the Note or any other indebtedness of the Borrower to the Bank, within ten (10) days from the date the same or any installment thereof shall become due and payable, whether at the due date thereof






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                                      -11-


               or at a date fixed for prepayment or by acceleration or otherwise; provided, however, that such ten (10) day period shall not apply in the event the Bank exercises its right under the Loan Documents to demand immediate repayment of the Note;

         c. default in the due observance or performance of any other covenant, condition or agreement contained in this Agreement, any of the other Loan Documents, or in any other agreement or document evidencing or pertaining to Obligations, and such other default shall remain unremedied for ten (10) days;

         d. the acceleration of the maturity of any of the Borrower's indebtedness other than to the Bank;

         e.    involvement in financial difficulties as evidenced by:

               i. an attachment made on the Borrower's property or assets which remains unreleased for a period in excess of forty-five (45) days; or

               ii. the inability to pay its debts (including without limitation taxes) generally as they become due; or

               iii. the appointment or authorization of a custodian as defined in the Bankruptcy Code; provided, however, that in the case of the appointment of a receiver in an involuntary proceeding such appointment continues in effect and undischarged for a period of thirty (30) days; or

               iv. the entry of an order for relief in a voluntary case under any chapter of the Bankruptcy Code; or

               v. the filing of an involuntary petition under any chapter of the Bankruptcy Code, which petition remains undismissed for a period of thirty (30) days; or

               vi. any other judicial modification or adjustment of the rights of Borrower's creditors;

         f. final judgment for the payment in excess of an aggregate of Ten Thousand Dollars ($10,000.00) shall be rendered against the Borrower and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed;

         g. any transfer (which shall include, without limitation, by sale, exchange, gift, pledge, hypothecation, or by other means except transfers by operation of law) to any person who is not presently a shareholder of a corporate Borrower or the spouse or child of a shareholder of a corporate Borrower of any voting capital stock of the Borrower, except any transfers of such shares upon the death of a shareholder either by will or by intestacy;

         h. any transfer (as defined in (g)) to any person who is not presently a partner of a partnership Borrower or the spouse or child of a partner of a partnership Borrower of any partnership interest in the Borrower, except any transfer of such interest upon the death of a partner either by will or intestacy;

         i. any transfer (as defined in (g)) to any person who is not presently a member of a limited liability company Borrower or the spouse or child of a member of a limited liability company Borrower of any membership interest in the Borrower, except any transfer of such interest upon the death of a member either by will or intestacy;

         j. in the case of a trust Borrower, (i) any change in the beneficiaries of the trust; (ii) any dilution of the beneficial interest of one or more of the beneficiaries; or (iii) any change in the trustee or trustees;

         k. the suspension of business for cause, other than strike, casualty or other cause beyond the Borrower's control and in the event of such suspension for cause beyond the Borrower's control, failure to resume operations as soon as possible;

         l. dissolution or termination of the legal existence of the Borrower;

         m. participation in any illegal activity or in any activity, whether or not related to the business of the Borrower, that may subject the assets of the Borrower to (i) a restraining order or any form of injunction issued by any federal or state court, or
                (ii) seizure, forfeiture or confiscation by any federal or state governmental instrumentality;

         n. if the Rank believes in good faith, at any time, that either (a) the prospect of the Borrower's (i) repayment of the Loan or payment of any of its other obligations under the Loan Documents or (ii) performance of its duties thereunder is impaired or (b) there is any Material Adverse Change;

         o.     a Borrower or Guarantor who is a natural person shall die; or

         p. with respect to any guaranty and/or subordination agreement included in the Loan Documents, the failure of the same to remain in full force and effect until the Loan is paid in full and this Agreement is terminated.

2. Certain Cross-Defaults. The happening of any event or condition set forth in subsection 1(e), (f), (1), or (m) above, with respect to a general partner of a partnership Borrower or any guarantor of the Loan shall likewise constitute an Event of Default.

3. Termination of Commitment. If an Event of Default occurs, the Bank, at its option, may (i) make demand for payment of the entire outstanding principal balance and all accrued interest on account of the advances and any other amounts due to the Bank (the Bank having the right at all times, whether or not an Event of Default has occurred, to make such demand); and (ii) terminate the commitment to make advances under this Agreement, provided, however, that if the Bank shall exercise its discretionary right to make demand, such demand shall also terminate the Bank's commitment to make advances, whether or not an Event of Default has occurred).

VIII.    MISCELLANEOUS.

1. Waiver of Event of Default. No delay in terminating the Bank's commitment under this Agreement and/or in making demand shall affect the rights of the Bank later to take such action with respect thereto, and no waiver as to one Event of Default shall affect rights as to any other default.

2. Notices. Except as otherwise specifically provided for herein, any notice, demand or communication hereunder shall be given in writing (including facsimile transmission or telex) and mailed or delivered to each party at its address set forth below, or, as to each party, at such other address as shall be designated by such party by a prior notice to the other party in accordance with the terms of this provision. Any notice to the Borrower shall be sent as follows:
         FRAGRANCENET.COM, INC., 909 MOTOR PARKWAY, HAUPPAUGE, NY 11788. All notices hereunder shall be effective upon the earliest to occur of (i) five (5) business days after such notice is mailed, by registered nr certified mail, postage prepaid (return receipt requested), (ii) upon delivery by hand (iii) upon delivery if delivered by overnight courier (such delivery to be evidenced by the courier's records), and (iv) in the case of any notice or communication by telex or telecopy, on the date when sent.

3. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive any making by the Bank of the Loan and the execution and delivery of any Loan Documents and shall continue in full force and effect until this Agreement is terminated and all the Obligations are paid in full.

4. Legal Fees and Expenses; Additional Fees and Charges. The Borrower will pay all expenses incurred by the Bank in connection with the preparation of the Loan Documents, the making of the Loan, and the enforcement of the rights of the Bank in connection with this Agreement, any of the other Loan Documents and the Loan, including, but not limited to, the reasonable fees of its counsel (which may include costs allocated by the Bank's internal legal department), plus the disbursements of said counsel. Borrower further agrees to pay to the Bank on demand all reasonable fees, costs and expenses incurred by the Bank in connection with the administration of the Loan, including, without limitation, overnight courier fees, lien search fees, and filing and recording fees. The Borrower agrees to pay on demand the Bank's service fees and charges for administrative costs as in effect from time to time (including, without limitation, such fees and charges as may be expressly provided for in this Agreement). Any such fee or charge may be implemented by the Bank from time to time or, in the case of any such existing fee or charge, the amount thereof maybe increased by the Bank from time to time, in each instance, in or to such amount as the Bank in its sole discretion deems reasonable.

5. Choice of Law. This Agreement and all the other Loan Documents shall be construed in accordance with and governed by the local laws (excluding the conflict of laws rules, so-called) of the State.

6. Written Modification and Waiver. No modification or waiver of any provision of this Agreement or of any of the other Loan Documents nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

7. Accounting Practice. All matters involving accounting practice are to be determined both as to classification of items and amounts in accordance with generally accepted principles of accounting practice consistently applied by the Borrower's accountants in the preparation of its previous annual financial statements.

8. Documentation. All documents required hereunder shall be in form and substance satisfactory to the Bank.

9. Replacement Documents. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Note or an security document which is not of public record, and, in the case of any such loss, theft, destruction, mutilation, upon cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

10. Joint and Several Obligations. If this Agreement is signed by more than one Borrower, all obligations of the Borrowers are their joint and several obligations, and all references to the Borrower herein shall be deemed to refer to each of them, either of them, and all of them.

11. Unenforceability. In the event any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall be valid and enforceable to the fullest extent permitted by law.

12. Cumulative Remedies; Setoff. The rights and remedies provided the Bank in this Agreement and in the other Loan Documents shall be cumulative and shall be in addition to and not in derogation of any rights or remedies provided the Bank in any other document, instrument or agreement or under applicable law or otherwise, and may be exercised concurrently or successively. The Borrower hereby grants to the Bank, a continuing lieu, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet Boston

         Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrower), the Bank may setoff the same or any part thereof and apply the same to any liability or obligation of the Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13. Assignments and Participations; Credit Reporting. The Borrower agrees that the Bank shall have the right at all times to sell all or any portion of the Loan and all Loan Documents, and to grant one or more participations in the Loan and in all Loan Documents. In connection therewith, the Borrower hereby irrevocably authorizes the Bank to deliver to each such purchaser, participant and prospective purchaser and prospective participant originals and copies of all Loan Documents and all financial statements and other credit and factual data from time to time in the Bank's possession which relate to the Borrower and/or all guarantors, if any, of the Loan. The Borrower further agrees that the Bank shall have the right at all times to disclose and report to credit reporting agencies and credit rating agencies such information pertaining to the Borrower and/or all guarantors, if any, as is consistent with the Bank's policies and practices from time to time in effect.

14. Pledge to Federal Reserve. The Bank may at any time pledge or assign all or any portion of its rights under the Loan Documents [including any portion of the promissory note] to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

15. Maximum Rate of Interest. All provisions of this Agreement are expressly subject to the condition that in no event shall the amount paid or agreed to be paid to the Bank hereunder and deemed interest under applicable law exceed the maximum rate of interest on the unpaid principal balance of the Loan allowed by applicable law (the "Maximum Allowable Rate"), which shall mean the law in effect on the date of this Agreement, except that if there is a change in such law which results in a higher Maximum Allowable Rate being applicable to this Agreement, then this Agreement shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provision of this Agreement results in the interest rate hereunder being in excess of the Maximum Allowable Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If, notwithstanding the foregoing, the Bank receives an amount which under applicable law would cause the interest rate set forth in this Agreement to exceed the Maximum Allowable Rate, the portion thereof which would be excessive shall automatically be applied to and deemed a prepayment of the unpaid principal balance of the Loan and not a payment of interest.

16. WAIVER OF JURY TRIAL. THE BORROWER WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

17. Jurisdiction and Venue. The Borrower irrevocably consents that any legal action or proceeding against it or any of its property with respect to any matter arising under or relating to this Agreement and the other Loan Documents may be brought in any court of the State, or any Federal Court of the United States of America located in the State, as the Bank may elect, and by execution and delivery of this Agreement the Borrower hereby submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth herein. The foregoing, however, shall not limit the Bank's rights to serve process in any other manner permitted by law or to bring any legal action or proceeding or to obtain execution of judgment in any other jurisdiction. The Borrower irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement and the other Loan Documents, and further irrevocably waives any claim that the State is not a convenient forum for any such suit, action or proceeding.

18. Presentment; Etc. The Borrower expressly waives presentment, notice of dishonor, protest and notice of non-payment.

19. Debit. The Borrower hereby irrevocably authorizes the Bank and any subsequent holder of the Note, both before and after demand, to debit any of the Borrower's business accounts maintained with the Bank (or subsequent holder) for all sums (including without limitation principal, interest, late fees, and other fees) payable from time to time under this Agreement and the other Loan Documents. In addition, if the Borrower has signed a separate authorization, the Bank is authorized to initiate ACH debit transfers for the Loan payments and on the business account(s) specified in the authorization. These provisions shall not obligate the Bank to create or allow any overdraft, and such authority shall not relieve the Borrower of the obligation to assure that payments are made when due.

20. Integration. The Loan Documents supersede all prior agreements between the parties with respect to the Loan, whether oral or written, including, without limitation, all correspondence between counsel for the respective parties. The Loan Documents constitute the entire agreements between the parties with respect to the Loan, and the rights, duties, and obligations of the parties with respect thereto.

21. Lender Liability. The Bank shall not be liable for any loss sustained by any party resulting from any action, omission, or failure to act by the Bank, whether with respect to the exercise or enforcement of the Bank's rights or remedies under the Loan Documents, the Loan, or otherwise, unless such loss is caused by the actual willful misconduct of the Bank conducted in bad faith. IN NO EVENT SHALL THE BANK EVER BE LIABLE

         FOR CONSEQUENTIAL OR PUNITIVE DAMAGES, ANY RIGHT OR CLAIM THERETO BEING EXPRESSLY AND UNCONDITIONALLY WAIVED.

22. Bank's Decisional Standards. To the extent that applicable laws require the Bank's actions or decisions under the Loan Documents to be conducted in good faith, the term "good faith" shall be defined (using a subjective standard) as honesty in fact with regard to the conduct or transaction concerned based upon the facts and circumstances actually known to the individual(s) acting for the Bank, and such requirement may be satisfied by reliance upon the advice of attorneys, accountants, appraisers, architects, engineers, or other qualified professionals.

23. Descriptive Headings; Context. The captions in this Agreement are for convenience of reference only and shall not define or limit any provision. Whenever the context requires, reference in this Agreement to the neuter gender shall include the masculine and/or feminine gender, and the singular number shall include the plural, and, in each case, vice versa.

24. Acknowledgement of Copy. The Borrower acknowledges that it has received a fully executed copy of this Agreement.

The provisions of this Agreement shall bind the heirs, executors, administrators, assigns and successors, as applicable, of the Borrower and shall inure to the benefit of the Bank, its successors and assigns.

IN WITNESS WHEREOF, the Borrower and the Bank, by persons duly authorized, have executed or caused this Agreement to be executed under seal as of September 23, 2003.

WITNESS



                                          FRAGRANCENET.COM, INC.



/s/: Maryellen Napoli                By:  /s/:  Dennis M. Apfel
-------------------------------           --------------------------------------
                                          Name:    Dennis M. Apfel
                                          Title:   CEO


                                     By:
-------------------------------           --------------------------------------
                                          Name:
                                          Title:

                                     Fleet National Bank


                                     By:  /s/:  Peter J. Bonet
                                          --------------------------------------
                                          Name:
                                          Title:

                        RIDER TO LINE OF CREDIT AGREEMENT
                        DATED SEPTEMBER 23, 2003 BETWEEN
                       FRAGRANCENET.COM, INC., AS BORROWER
                      AND FLEET NATIONAL BANK, AS THE BANK

          SUBPARAGRAPH 7 OF SECTION 2 LOAN, is hereby amended in its entirety as follows:

         "Note; Interest Calculation. The Loan shall be evidenced by the Borrower's Note of even date with this Agreement (which Note and all amendments thereto and any additional or supplementary notes executed pursuant to this Agreement are herein referred to collectively as the "Note"). Ten (10) days after written demand by the Bank, all principal and other amounts outstanding and payable under the Note shall bear interest at the rate of sixteen percent (16%) per annum, until paid in full if the Loan is not paid prior to the expiration of said ten (10) day period. Interest shall be calculated on the basis of a 360-day year using the actual number of days elapsed. Failure by the Bank to give written notice shall in no way limit the Bank's right to demand immediate payment under this Agreement or the Note for any reason or no reason."



                                         FRAGRANCENET.COM, INC.


                                         By: /s/: Dennis M. Apfel
                                             --------------------------
                                             Name:  Dennis M. Apfel
                                             Title: CEO



                                         FLEET NATIONAL BANK


                                         By: /s/: Peter J. Bonet
                                             --------------------------
                                             Name:  Peter J. Bonet
                                             Title: Vice President

                                PLEDGE AGREEMENT

         FRAGRANCENET.COM., INC. (jointly and severally if more than one, the "Pledgor") and Fleet National Bank, a national banking association created and existing under the laws of the United States of America with a principal office located at 111 Westminster Street, Providence, RI 02983 (the "Bank"), agree as follows:

1.       Definitions. The following additional definitions apply:

a.       Borrower: FRAGRANCENET.COM, INC.

b. Liabilities: All obligations, indebtedness and liability of any type of the Borrower and the Pledgor to the Bank, whether now existing or hereafter incurred, whether direct, indirect, absolute or contingent, whether otherwise guaranteed or secured, and howsoever evidenced or acquired, or arising under any foreign exchange contracts, interest rate swap, cap, floor or hedging agreements or other similar agreements or arrangements, letter of credit reimbursement agreements, and checking account overdrafts and any other amounts due to the Bank under any existing or future agreements relating to cash management services, excluding, however, indebtedness incurred primarily for personal, family or household purposes; the obligations of the Borrower and the Pledgor under any agreement evidencing any of the foregoing; and expenses or costs incurred by the Bank in the enforcement of any of its rights with respect thereto.

c. Pledged Collateral: (i) The property delivered or otherwise transferred by the Pledgor to the Bank and consisting, as of the date of this Agreement, of the property described on affixed Exhibit A, and any and all substitutions, additions and accessions thereto upon which the Pledgor hereby grants and pledges to the Bank, and upon which the Bank shall have absolute control over, which Pledged Collateral shall include, but not be limited to, investment property, securities, securities entitlements and any and all financial assets credited to such Pledged Collateral; (ii) any and all securities (both certificated and uncertificated), closely held capital stock, notes, mortgages, instruments, documents, letters of credit, certificates of deposit, deposit accounts, bank accounts, balances in any account of the Pledgor with the Bank, and all other property interests which may subsequently be delivered or transferred by the Pledgor to the Bank; (iii) any of the foregoing when put in transit to the Bank; (iv) in the case of securities and closely held capital stock, Pledged Collateral shall include, without limitation, all shares of any class of the capital stock of the issuer which shall be issued or distributed (by way of stock dividends or otherwise) or sold by the issuer to the Pledgor at any time or times after the date of this Agreement or which shall be purchased or otherwise acquired by or on behalf of the Pledgor from the issuer or from any other person or persons at any time or times after the date of this Agreement; all dividends of every kind which shall become and be due and payable or distributable on or in respect of all or any of the securities and closely held capital stock; all payments of every kind whatever which shall become and be due and payable or distributable on account of the purchase, redemption, repurchase or other retirement of all or any of the securities and closely held capital stock; all other distributions of every kind (including. without limitation, all capital distributions) which shall become and be due and payable or distributable on or in respect of the securities and closely held capital stock; and (v) all proceeds of the foregoing, including, without limitation, the roll-over or reinvested proceeds of the foregoing. Any delivery or transfer of any of the Pledged Collateral to an agent or custodian designated by the Bank shall be deemed a delivery or transfer to the Bank.

2. Security Interest. The Pledgor hereby pledges, hypothecates, and impresses the Pledged Collateral with a lien, and grants to the Bank a security interest in the Pledged Collateral, to secure the punctual payment and performance of all the Liabilities.

3. Pledgor's Additional Obligations. The Pledgor agrees that: (l) any distribution in kind received by the Pledgor from any party for or on account of the Pledgor Collateral, including distributions of stock as a divided or split of any of the Pledged Collateral, shall be immediately delivered to the Bank in the form received with any required endorsement; (2) additional collateral in form and kind satisfactory to the Bank will be deposited by the Pledgor with the Bank if the Bank at any time deems the Pledged Collateral insufficient or unsatisfactory; (3) any note or other instrument executed and delivered to the Pledgor by any party to evidence any obligation of such party with respect to the Pledged Collateral shall be immediately delivered with any required endorsement to the Bank. All such items shall be held by the Bank in accordance with the terms of this Pledge Agreement. The Pledgor agrees to pay the Bank on demand all reasonable fees, costs and expenses incurred by the Bank in connection with the administration of this Pledge Agreement, including, without limitation, overnight courier fees, lien search fees, and filing and recording fees. The Pledgor agrees to execute and deliver to the Bank and/or third parties designated by the Bank such additional documents, notices, requests and other instruments as the Bank deems necessary or advisable to protect the Bank's rights under this Pledge Agreement.

4. Certain Rights and Duties of Bank. The Pledgor acknowledges that the Bank has no duty of any type with respect to the Pledged Collateral except for the use of due care in safekeeping any of the Pledged Collateral actually in the physical custody of the Bank; prior to the occurrence of any event of default described in the succeeding paragraph ("Event of Default") the Bank's rights with respect to the Pledged Collateral shall be limited to the Bank's rights as a secured party and pledgee and the right to perfect its security interest, preserve, enforce and protect the lien granted hereunder and its interest in the Pledged Collateral; and the Bank may sell, assign or grant participations in any of the Liabilities and any of the Pledged Collateral and that the Bank's purchaser, assignee or participant shall have the same rights and privileges with respect to such Liabilities and Pledged Collateral as the Pledgor grants to the Bank under this Pledge Agreement. With respect to any Pledged Collateral with a stated maturity date (including, without limitation, certificates of deposit and other term accounts), the Bank is authorized and directed, upon maturity, to roll-over and reinvest such Pledged Collateral in a similar investment, with such tenor and interest rate or yield as the Bank, in its discretion, deems to be reflective of prevailing market conditions. The Bank may, but shall not be obligated to, at any time, before or after the occurrence of any Event of Default, transfer the Pledged Collateral into or out of its own name or that of its nominee, and the Bank or its nominee may receive any and all interest, income and any distributions thereon, and hold the same as Pledged Collateral, or apply the same to the Liabilities, whether or not an event of default has occurred. Prior to the occurrence of any Event of Default, the Bank agrees that it will not vote any Pledged Collateral constituting securities or closely held capital stock.

5. Events of Default; Remedies. Upon occurrence of any event of default under any instrument evidencing any of the Liabilities or of any of the following events: (1) default in the payment or performance of any other of the obligations or liabilities of the Pledgor under any agreement between the Bank and Pledgor; (2) the Pledgor, if a business entity, discontinues business operations at any of the Pledgor's locations; (3) the Pledgor is generally unable to pay debts as they become due or the Bank deems itself insecure; (4) the Pledgor makes a general assignment for the benefit of creditors; (5) the entry of a decree, order or order for relief by a court having jurisdiction of a case initiated by or against the Pledgor under the federal bankruptcy code or any other federal or state laws pursuant to which a receiver, liquidator, assignee, custodian, trustee, sequestrator, debtor in possession, examiner or other similar official, is appointed for the Pledgor or any of the Pledgor's property, with or without consent, for any purpose whatsoever; (6) a substantial part of the property of the Pledgor is taken by attachment, execution or any other form of legal process; (7) the assertion of any levy, seizure or attachment on the Pledged Collateral; or (8) death of an individual Pledgor or dissolution or termination of legal existence of a corporate, limited liability company, partnership or trust Pledgor; then the Bank, with or without notice to the Pledgor and without demand for additional collateral, may (a) transfer the Pledged Collateral into the name of the Bank or its nominee and vote any Pledged Collateral constituting securities or closely held capital stock; (b) sell at public or private sale any or all of the Pledged Collateral, which the Bank may purchase free from any right of redemption; or (c) at its discretion in its own name or in the name of the Pledgor take any action for the collection of the Pledged Collateral, including the filing of a proof of claim in insolvency proceedings, and may receive the proceeds thereof and execute releases therefor. After deducting is expenses, including reasonable attorney's fees (which may include costs allocated by the Bank's internal law department), incurred in the sale or collection of the Pledged Collateral, the Bank shall apply the proceeds to the Liabilities and shall account to the Pledgor for any surplus. The Pledgor agrees that the Bank has no obligation to sell or otherwise liquidate the Pledged Collateral in any particular order or to apply the proceeds thereof to any particular portion of the Liabilities. The Pledgor further agrees that after the occurrence of an event of default, the Bank shall have no obligation to vote any Pledged Collateral constituting securities or closely held capital stock.

6. Power of Attorney, Etc. The Pledgor hereby irrevocably constitutes and appoints the Bank the true and lawful attorney-in-fact for and on behalf of the Pledgor with full power of substitution and revocation in its own name or in the name of the Pledgor, from time to time in the bank's discretion, to take any action and to execute any instrument which the Bank may deem necessary or advisable to confirm, perfect, preserve, enforce or protect the pledge of the security interest as herein contemplated, including, without limitation,







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                                      -22-



         to indorse in favor of the Bank any of the Pledged Collateral; cause the transfer of any of the Pledged Collateral in such name as the Bank may direct; cause the issuance of certificates for book-entry and/or uncertificated securities; renew, extend or roll over any Pledged Collateral; to receive, endorse and collect the Pledged Collateral made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; to execute, deliver and record any and all financing statements, continuation statements, assignments, proofs of claim, powers of attorney, leases, discharges or other instruments or agreements which the Bank in its sole discretion may deem necessary or advisable to perfect, preserve, enforce or protect the lien granted hereunder and its interest in the Pledged Collateral and to carry out the purposes of this Pledge Agreement, including but without limiting the generality of the foregoing, any and all proofs of claim in bankruptcy or other insolvency proceedings of the Pledgor with the right to collect and apply to the Liabilities all distributions and dividends made on account of the Pledged Collateral. The rights and powers conferred on the Bank by the Pledgor are expressly declared to be coupled with an interest and shall be irrevocable until all the Liabilities are paid and performed in full. A carbon, photographic, or other reproduction of a security agreement (including this Pledge Agreement) or a financing statement is sufficient as a financing statement. The powers conferred on the Bank hereunder are solely to protect the interests of the Bank in the Pledged Collateral and shall not impose any duty upon the Bank to exercise any such powers. The Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act, except for its own willful misconduct taken or omitted in bad faith.

7. Miscellaneous. This Pledge Agreement and The Pledged Collateral shall not be in any way affected by the extension of time or renewal of any of the Liabilities, the modification in any manner or the taking or release in whole or in part of any security therefor or the obligations of any endorsers, sureties, guarantors or other parties or the granting of any other indulgences to the Borrower or to the Pledgor. No termination of this Pledge Agreement shall be effective in any event until the Bank in its discretion determines that the Liabilities of the Borrower covered by this Pledge Agreement have been satisfied in full.

8. Notices. Except as otherwise specifically provided for herein, any notice, demand or communication hereunder shall be given in writing (including facsimile transmission or telex) and mailed or delivered to each party at its address set forth below, or, as to each party, at such other address as shall be designated by such party by a prior notice to the other party in accordance with the terms of this provision. Any notice to the Bank shall be sent as follows: Fleet National Bank, 2970 Transit Road NY UT 38101R, West Seneca, NY 14224, Attention Central Documentation. Any notice to the Pledgor shall be sent to the address(es) as referenced below. All notices hereunder shall be effective upon the earliest to occur of (i) five (5) business days after such notice is mailed, by registered or certified mail, postage prepaid (return receipt requested), (ii) upon delivery by hand
         (iii) upon delivery if delivered by overnight courier (such delivery to be evidenced by the courier's records), and (iv) in the case of any notice or communication by telex or telecopy, on the date when sent.







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                                      -23-



9. Joint and Several Obligations; Construction. If more than one Pledgor has signed this Pledge Agreement, the obligations of the Pledgor are joint and several. The term "Pledgor" and all pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter or singular or plural as the context may require.

10. Choice of Law. This Pledge Agreement is executed under and shall be construed in accordance with the local laws (excluding the conflict of laws rules, so-called) of the State of New York.

11. Successors and Assigns. This Pledge Agreement shall inure to the benefit of the Bank and its successors and assigns and shall bind the Pledgor and the successors, representatives and heirs of the Pledgor.

This Pledge Agreement has been executed under seal by the Pledgor and the Bank in duplicate original as of the 23rd day of September, 2003.



WITNESS                                 FRANGRANCENET.COM, INC.


/s/: Maryellen Napoli                   By: /s/:  Dennis M. Apfel
---------------------------------           -----------------------------------
                                            Name:    Dennis M. Apfel
                                            Title:   CEO
                                            Address: 909 Motor Parkway
                                                     Hauppauge, NY 11788

                                        By:
---------------------------------            ----------------------------------
                                             Name:
                                             Title:
                                             Address:
                                             -------------------------------




                                        Fleet National Bank


                                        By: /s/:  Peter J. Bonet
                                            -----------------------------------
                                            Name:  Peter J. Bonet
                                            Title: Vice President

                                    EXHIBIT A
                       (Description of Pledged Collateral)



                                      Other

ASSIGNMENT OF A FLEET MONEY MARKET ACCOUNT # [DELETED], IN THE NAME OF FRAGRANCENET.COM, INC., AS SUCH ASSIGNMENT IS EXTENDED, MODIFIED OR REPLACED FROM TIME TO TIME.